Exhibit 10.2

AMENDED AND RESTATED

US ECOLOGY, INC.
OMNIBUS INCENTIVE PLAN

Section 1.                                           Purpose of the Plan.  The purpose of the Amended and Restated US Ecology, Inc. Omnibus Incentive Plan (the “Plan”) is to assist the Company and its Subsidiaries in attracting, motivating and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, aligning the interests of Employees, Consultants and Non-Employee Directors with the interests of the Company’s shareholders and encouraging ownership of the Company’s stock by such Employees, Consultants and Non-Employee Directors.  In connection with, and as contemplated by, that certain Agreement and Plan of Merger, dated as of June 23, 2019, by and among US Ecology, Inc. (now known as US Ecology Holdings, Inc.), US Ecology Parent, Inc. (now known as US Ecology, Inc.), Rooster Merger Sub, Inc., ECOL Merger Sub, Inc., and NRC Group Holdings Corp. (as amended and/or restated from time to time, the “Merger Agreement”), the Company assumed the US Ecology, Inc. Omnibus Incentive Plan (the “Pre-Merger Plan”), amended and restated such plan as set forth herein and renamed it the Amended and Restated US Ecology, Inc. Omnibus Incentive Plan.  All awards granted under the Pre-Merger Plan that were outstanding as of immediately prior to the Effective Time (as defined in the Merger Agreement) were assumed by the Company at the Effective Time and converted to be in respect of Shares (as defined below), and shall be treated as if they were issued under the Plan (such awards as converted, the “Converted Awards”).

Section 2.                                           Definitions.  As used herein, the following definitions shall apply:

2.1.                            “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

2.2.                            “Award” means any of Restricted Stock, Performance Stock, Options, SARs, Restricted Stock Units, Performance Stock Units, Other Stock-Based Awards or Cash-Based Awards under the Plan.

2.3.                            “Award Agreement” means the written agreement, instrument or document evidencing an Award.

2.4.                            “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

2.5.                            “Board” means the Board of Directors of the Company.

2.6.                            “Cash-Based Awards” means an Award Granted under Section 6.8 of the Plan.

2.7.                            “Cause” means,

(a)                                 if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Cause” shall have the meaning provided in such agreement;

(b)                                 if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the meaning provided in the applicable Award Agreement; or

(c)                                  if neither (a) nor (b) applies, then “Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or Affiliates; (iii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or its Subsidiaries or Affiliates; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or Affiliates, whether or not such breach results in the termination of the Participant’s employment; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company or its Subsidiaries or Affiliates; (viii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company if required by the Participant’s employment agreement; (ix) the Participant’s abuse of illegal drugs and other controlled substances or the Participant’s habitual intoxication; or (x) any other action for which the Participant’s employment may be terminated under the Participant’s employment agreement, if any, or for which applicable law permits summary dismissal without notice.

2.8.                            “Change in Control” means, after the Effective Date:

(a)                                 if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Change in Control” shall have the meaning provided in such agreement;

(b)                                 if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Change in Control” is set forth in the applicable employment, consulting, severance or similar agreement, “Change in Control” shall have the meaning provided in the applicable Award Agreement; or

(c)                                  if neither (a) nor (b) applies, then “Change in Control” shall mean:

(i)                                     the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company (each, a “Business Combination”), unless, following such Business Combination, all or substantially all of the individuals and entities that were the Beneficial Owners of the combined voting power of the Company’s outstanding securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least 50% of the combined voting power of the then-outstanding securities of the entity resulting from such Business Combination in substantially the same proportions as their ownership of the combined voting power of the Company’s outstanding securities immediately prior to the Business Combination; provided, however, that a public offering of the Company’s securities shall not constitute a Business Combination;

(ii)                                  any transaction as a result of which any person is the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities.  For purposes of this clause (ii), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act, but shall exclude (x) a trustee or other fiduciary holding securities under an executive benefit plan of the Company or of a subsidiary and (y) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company;

(iii)                               the sale, transfer, or other disposition of all or substantially all of the Company’s assets, other than to a wholly-owned Subsidiary or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction;

(iv)                              the consummation of a plan of complete liquidation or substantial dissolution of the Company; or

(v)                                 a change in the composition of the Board in any two-year period as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (a) are directors of the Company as of the date hereof or (b) are elected, or nominated for election, to the Board with the affirmative votes (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for election as a director without objection to such nomination) of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

Notwithstanding the foregoing, no event shall constitute a Change in Control with respect to an Award that constitutes “non-qualified deferred compensation” (within the meaning of Section 409A of the Code) unless such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5).

2.9.                            “Code” means the Internal Revenue Code of 1986, as amended.

2.10.                     “Company” means US Ecology, Inc. (formerly known as US Ecology Parent, Inc.), a Delaware corporation, or any successor corporation.

2.11.                     “Committee” means the Compensation Committee of the Board.  The Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the

Code and the regulations thereunder, and, if applicable, shall meet the independence requirements of the applicable stock exchange, quotation system or other regulatory organization on which Shares are traded.

2.12.                     “Consultant” means an individual other than an Employee or Non-Employee Director who provides bona fide services to the Company or a Subsidiary.

2.13.                     “Disability” means,

(a)                                 if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Disability” shall have the meaning provided in such agreement;

(b)                                 if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Disability” is set forth in the applicable employment, consulting, severance or similar agreement, “Disability” shall have the meaning provided in the applicable Award Agreement; or

(c)                                  if neither (a) nor (b) applies, then “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14.                     “Effective Date” means the date on which the Plan becomes effective, which shall be the date on which the closing of the Parent Merger (as defined in the Merger Agreement) occurs.

2.15.                     “Employee” means an individual who is an officer or an employee of the Company or a Subsidiary.

2.16.                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17.                     “Fair Market Value” means, on any given date (i) the average of the high and low sale prices reported as having occurred on the NASDAQ Global Market System (or other principal exchange or market on which the Shares are traded or listed) on such date, or, if no sale was made on such date on such principal exchange or market, on the last preceding day on which the Shares were traded or listed; or (ii) if (i) does not apply, such value as the Committee in its discretion may in good faith determine (such determination shall be made (a) in accordance with Section 409A of the Code and the regulations thereunder to the extent applicable and (b) in accordance with Section 422 of the Code and the regulations thereunder to the extent the Award granted is intended to be an Incentive Stock Option).

2.18.                     “Good Reason” means,

(a)                                 if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Good Reason” shall have the meaning provided in such agreement;

(b)                                 if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Good Reason” is set forth in the applicable employment, consulting, severance or similar agreement, “Good Reason” shall have the meaning provided in the applicable Award Agreement; or

(c)                                  if neither (a) nor (b) applies, then “Good Reason” shall mean, following a Change in Control, unless cured by the Company within 30 days following notice from the Participant thereof, (i) a relocation of the Participant’s principal place of employment or other service that increases the Participant’s one-way commute by more than 50 miles; (ii) a material diminution in the Participant’s duties or responsibilities; or (iii) a decrease in the Participant’s base salary or annual bonus opportunity, other than a decrease resulting from an across-the-board reduction in salaries or annual bonus opportunities applicable to similarly situated employees or the failure to meet performance criteria applicable to incentive compensation.

2.19.                     “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.20.                     “Incentive Stock Option” means an Option or portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option, and if the Committee does not designate an Option as an Incentive Stock Option in the Award Agreement, the terms of the Award Agreement for such Option hereby provide that the Option will not be treated as an Incentive Stock Option under Section 422 of the Code.

2.21.                     “Non-Employee Director” means a member of the Board who is not an Employee.

2.22.                     “Non-Qualified Option” means an Option or portion thereof that does not qualify as or is not intended to be an Incentive Stock Option or that is not designated as an Incentive Stock Option in the Award Agreement.

2.23.                     “Option” means a right granted under Section 6.1 of the Plan to purchase a specified number of Shares at a specified price.  An Option may be an Incentive Stock Option or a Non-Qualified Option.

2.24.                     “Other Stock-Based Awards” means a right granted under Section 6.7 of the Plan.

2.25.                     “Participant” means any Employee, Non-Employee Director or Consultant who receives an Award.

2.26.                     “Performance Goals” means any goals established by the Committee in its sole discretion, the attainment of which is substantially uncertain at the time such goals are established. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or a Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed.  Performance Goals may be measured on an absolute or relative basis.  Relative performance may be measured by a group of peer companies, by a financial market index or by another external measure.

Performance Goals may be based upon: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; safety and/or environmental record; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total stockholder return), operating profit; operating efficiency; costs; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; enterprise value; economic value added or other value added measurements; revenue; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; completion of acquisitions, business expansion or divestitures of the Company, a division or a Subsidiary; implementation of critical projects or related milestones; achievement of operational or efficiency milestones; customer or employee satisfaction; individual objectives; any financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company and its Subsidiaries (or any business unit of the Company or any of its Subsidiaries); and any combination of any of the foregoing criteria.  Subject to Section 7.4, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.27.                     “Performance Period” means the period, which shall not be less than one year, selected by the Committee during which the performance of the Company, any Subsidiary, any department of the Company or any Subsidiary, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.28.                     “Performance Stock” means Shares awarded by the Committee under Section 6.4 of the Plan that are subject to Performance Goals.

2.29.                     “Performance Stock Unit” means the right granted under Section 6.6 of the Plan to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share that is subject to Performance Goals.  Performance Stock Units may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, Performance Stock Units shall be settled in Shares.

2.30.                     “Person” means an individual, corporation, partnership, association, limited liability company, estate or other entity.

2.31.                     “Qualified Performance-Based Award” has the meaning set forth in Section 7.1.

2.32.                     “Restricted Stock” means Shares awarded by the Committee under Section 6.3 of the Plan.

2.33.                     “Restricted Stock Unit” means the right granted under Section 6.5 of the Plan to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share.  Restricted Stock Units may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, Restricted Stock Units shall be settled in Shares.

2.34.                     “Restriction Period” means the period during which Restricted Stock and Restricted Stock Units are subject to forfeiture.

2.35.                     “SAR” means a stock appreciation right awarded by the Committee under Section 6.2 of the Plan.  SARs may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, SARs shall be settled in Shares.

2.36.                     “Securities Act” means the Securities Act of 1933, as amended.

2.37.                     “Share” means a share of the Company’s common stock, par value $0.01, or any security into which Shares are converted by reason of any transaction or event of a type described in Section 9.

2.38.                     “Subsidiary” means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.39.                     “Ten Percent Stockholder” means an individual who on any given date is the Beneficial Owner (taking into account the attribution rules contained in Section 424(d) of the Code) of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

Section 3.                                           Eligibility.    Except as otherwise specifically provided herein, any Employee, Non-Employee Director or Consultant who is selected by the Committee shall be eligible to receive an Award under the Plan.

Section 4.                                           Administration and Implementation of the Plan.

4.1.                            The Plan shall be administered by the Committee.  Any action of the Committee in administering the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, Participants, Persons claiming rights from or through Participants and stockholders of the Company.  Notwithstanding the foregoing, the Committee may delegate to one or more officers or Board members the authority to grant Awards to eligible individuals other than Non-Employee Directors; provided that the Committee may not delegate authority to grant Awards to eligible individuals who are subject to the requirements of Rule 16b-3 of the Exchange Act or Covered Employees within the meaning of Code Section 162(m) and the regulations thereunder. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law, and the Committee may revoke any such allocation or delegation at any time for any reason, with or without prior notice.

4.2.                            Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to (i) select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan; provided that Awards granted to Non-Employee Directors shall be subject to ratification by the full Board; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, Performance Goals relating to an Award, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to Performance Goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine the exercise price, base price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine how a leave of absence will impact an Award, including, without limitation, tolling the vesting schedule or treating such leave of absence as a termination of employment or other service; (vii) determine whether, and to certify that, Performance Goals to which an Award is subject are satisfied; (viii) correct any defect or supply any omission or reconcile any inconsistency in the Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable; (ix) construe and interpret the Plan; and (x) make all other determinations as it may deem necessary or advisable for the administration of the Plan.

Section 5.                                           Shares Subject to the Plan.

5.1.                            Subject to adjustment as provided in Section 9 hereof, the total number of Shares available for Awards under the Plan shall be 1,073,533 (the “Plan Limit”), of which 1,073,533 Shares may be issued pursuant to the exercise of Incentive Stock Options.  Notwithstanding the foregoing, (i) Awards covering no more than 100,000 Shares may be awarded to any Participant other than a Non-Employee Director in any one calendar year and (ii) Awards covering no more than 25,000 Shares may be awarded to a Non-Employee Director in any one calendar year (provided that, for purposes of these individual limits, none of the Converted Awards nor any other Awards granted by the Company through the assumption or substitution of outstanding grants from an acquired company shall count).  For purposes of determining the number of Shares available for Awards under the Plan, each Award that is denominated in Shares but settled in cash shall count against the Plan Limit based on the number of Shares underlying such Award rather than the number of Shares issued in settlement of such Award.  Any Shares tendered by a Participant in payment of an exercise price for or settlement of an Award or the tax liability with respect to an Award, including, without limitation, Shares withheld from any such Award, shall not be available for future Awards hereunder.  Shares awarded under the Plan may be reserved or made available from the Company’s authorized and unissued Shares or from Shares reacquired (through open market transactions or otherwise) and held in the Company’s treasury.  Any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the number of Shares available for Awards under the Plan.  For the avoidance of doubt, Shares issued pursuant to Converted Awards shall be treated as if they were issued under the Plan and shall reduce the number of Shares available for issuance under the Plan.

5.2.                            If any Shares subject to an Award are forfeited or terminated without the issuance of Shares or settlement in cash, any Shares counted against the number of Shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt other procedures for the counting of Shares relating to any Award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of Shares actually distributed differs from the number of Shares previously counted in connection with such Award, and if necessary, to comply with applicable law or regulations.

Section 6.                                           Awards.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the settlement or exercise thereof, at the Grant Date or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of a Participant’s employment or other relationship with the Company or any Subsidiary; provided, however, that, except as provided in Sections 7 or 15, the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be determined by the Committee.  Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement.

6.1.                            Options.  Options give a Participant the right to purchase a specified number of Shares from the Company for a specified time period at a fixed exercise price, as provided in the applicable Award Agreement.  The grant of Options shall be subject to the following terms and conditions:

(a)                                 Exercise Price.  The price per share at which Shares may be purchased upon exercise of an Option shall be determined by the Committee and specified in the Award Agreement, but shall be not less than the Fair Market Value of a Share on the Grant Date.

(b)                                 Term of Options.  The term of an Option shall be specified in the Award Agreement, but shall in no event be greater than ten years.

(c)                                  Exercise of Option.  Each Award Agreement with respect to an Option shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including (i) a vesting schedule which may be based upon the passage of time, attainment of Performance Goals or a combination thereof, (ii) whether the exercise price for an Option shall be paid in cash, Shares or any combination thereof, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law and (iv) the methods by which, or the time or times at which, Shares will be delivered or deemed to be delivered to Participants upon the exercise of such Option.

(d)                                 Termination of Employment or Other Service.  Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary

without Cause or by the Participant for Good Reason, the unvested portion of such Participant’s Options shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels), and the Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period 90 days thereafter and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of such Participant’s Options shall cease to vest and shall be forfeited with no further compensation due the Participant and the vested portion of such Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of 30 days thereafter; provided, however, that in no event shall any Option be exercisable after its stated term has expired.  All of a Participant’s Options, whether or not vested, shall be forfeited immediately upon such Participant’s termination by the Company or a Subsidiary for Cause with no further compensation due the Participant.

(e)                                  No Dividend Equivalent Rights.  No Participant shall be entitled to dividend equivalent rights or payments with respect to any Shares underlying the unexercised portion of the Participant’s Options.

(f)                                   Incentive Stock Options.  The following conditions apply to Awards of Incentive Stock Options in addition to or in lieu of those described above in provisions (a)-(e) of this Section 6.1:

(i)                                     Eligibility.  Incentive Stock Options may only be granted to Participants who are Employees.

(ii)                                  Exercise Price.  In the case of Ten Percent Stockholder, the price at which a Share may be purchased upon exercise of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such Share on the Grant Date.

(iii)                               Term of Options.  In the case of a Ten Percent Stockholder, the term of an Incentive Stock Option shall be no greater than five years.

(iv)                              Notice.  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option.  The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of any period during which a disqualifying disposition could occur, subject to complying with any instructions from such Participant as to the sale of such Shares.  The aggregate Fair Market Value, determined as of the Grant Date, for Awards granted under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) that are intended to be Incentive Stock Options which are first exercisable by the Participant during any calendar year shall not exceed $100,000.  To the extent an Award purporting to be an Incentive Stock

Option exceeds the limitation in the previous sentence, the portion of the Award in excess of such limit shall be a Non-Qualified Option.

(v)                                 Limits on Transferability.  Notwithstanding anything in Section 13 to the contrary, no Incentive Stock Option shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

6.2.                            Stock Appreciation Rights.  An SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of one Share on the Grant Date.  The grant of SARs shall be subject to the following terms and conditions:

(a)                                 General.  Each Award Agreement with respect to an SAR shall specify the number of SARs granted, the grant price of the SAR, the time or times at which an SAR may be exercised in whole or in part (including vesting upon the passage of time, the attainment of Performance Goals, or a combination thereof), the method of exercise, method of settlement (in cash, Shares or a combination thereof), method by which Shares will be delivered or deemed to be delivered to Participants (if applicable) and any other terms and conditions of any SAR.

(b)                                 Termination of Employment or Other Service.  Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of such Participant’s SARs shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels) and the Participant’s SARs shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period 90 days thereafter and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of such Participant’s SARs shall cease to vest and shall be forfeited with no further compensation due the Participant and the vested portion of such Participant’s SARs shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of 30 days thereafter; provided, however, that in no event shall any SAR be exercisable after its stated term has expired.  All of a Participant’s SARs, whether or not vested, shall be forfeited immediately upon such Participant’s termination by the Company or a Subsidiary for Cause with no further compensation due the Participant.

(c)                                  Term.  The term of an SAR shall be specified in the Award Agreement, but shall in no event be greater than ten years.

(d)                                 No Dividend Equivalent Rights.  No Participant shall be entitled to dividend equivalent rights or payments with respect to any Shares underlying the Participant’s SARs.

6.3.                            Restricted Stock.  An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the happening of specified events during the Restriction Period.  An Award of Restricted Stock shall be subject to the following terms and conditions:

(a)                                 General.  Each Award Agreement with respect to Restricted Stock shall specify the duration of the Restriction Period, if any, and/or each installment thereof, the conditions under which the Restricted Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Restricted Stock.  Such restrictions may include a vesting schedule based upon the passage of time.

(b)                                 Transferability.  During the Restriction Period, if any, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement.  Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

(c)                                  Stockholder Rights.  Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or Shares), at the same time such dividends are paid on Shares generally, and to vote such shares of Restricted Stock.

(d)                                 Termination of Employment or Other Service.  Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of each Award of Restricted Stock held by such Participant shall vest in full and the applicable Restriction Period shall expire and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of each Award of Restricted Stock held by such Participant shall be forfeited with no further compensation due the Participant.

6.4.                            Performance Stock.  An Award of Performance Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are conditional on the achievement of Performance Goals during the Performance Period and subject to forfeiture upon the happening of specified events during the Restriction Period.  An Award of Performance Stock shall be subject to the following terms and conditions:

(a)                                 General.  Each Award Agreement with respect to Performance Stock shall specify the duration of the Performance Period and the Restriction Period, if any, and/or each installment thereof, the Performance Goals applicable to the Performance Stock and the conditions under which the Performance Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Performance Stock.  Such restrictions may include a vesting schedule based on the attainment of Performance Goals measured on a milestone basis or in respect of the Performance Period.

(b)                                 Transferability.  During the Restriction Period, if any, the transferability of Performance Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement.  Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Performance Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

(c)                                  Stockholder Rights.  Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Performance Stock; provided that the Participant shall not have the right to receive or accumulate dividends paid on or with respect to Performance Stock during the applicable Performance Period (whether in cash or Shares), which dividends shall be forfeited to the Company with no compensation due therefor; provided, further, that the Participant shall have the right to receive dividends paid after the expiration of the Performance Period with respect to earned Shares, whether or not such Shares are subject to restriction under Section 6.3, at the same time such dividends are paid on Shares generally.

(d)                                 Termination of Employment or Other Service.  Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of each Award of Performance Stock held by such Participant shall vest in full (with the Performance Goals being deemed to have been achieved at target or, if greater, actual levels) and the applicable Restriction Period shall expire and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of each Award of Performance Stock held by such Participant shall be forfeited with no further compensation due the Participant.

6.5.                            Restricted Stock Units.  Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind.  The right of any Participant in respect of an Award of

Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company.  The grant of Restricted Stock Units shall be subject to the following terms and conditions:

(a)                                 Restriction Period.  Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the Restriction Period, if any, and/or each installment thereof and the conditions under which such Award may be forfeited to the Company.  Such restrictions may include a vesting schedule based upon the passage of time.

(b)                                 Termination of Employment or Other Service.  Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of each Award of Restricted Stock Units credited to such Participant shall vest in full, the applicable Restriction Period shall expire and each such Award of Restricted Stock Units shall be settled in accordance with Section 6.5(c) and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of each Award of Restricted Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.

(c)                                  Settlement.  Unless otherwise provided in an Award Agreement, subject to the Participant’s continued employment or other service with the Company or a Subsidiary from the Grant Date through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Restricted Stock Units shall be settled within 30 days after the expiration of the Restriction Period (or applicable portion thereof).

(d)                                 Stockholder Rights.  Nothing contained in the Plan shall be construed to give any Participant rights as a stockholder with respect to an Award of Restricted Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights).

6.6.                            Performance Stock Units.  Performance Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan.  Performance Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind.  The right of any Participant in respect of an Award of Performance Stock Units shall be no greater than the right of any unsecured general creditor of the Company.  The grant of Performance Stock Units shall be subject to the following terms and conditions:

(a)                                 Restriction Period.  Each Award Agreement with respect to Performance Stock Units shall specify the duration of the Performance Period and the Restriction Period, if any, and/or each installment thereof, the Performance Goals applicable to the Performance Stock Units and the conditions under which the Performance Stock Units may be forfeited to the Company.  Such restrictions may include a vesting schedule based on the attainment of Performance Goals measured on a milestone basis or in respect of the Performance Period.

(b)                                 Termination of Employment or Other Service.  Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of each Award of Performance Stock Units credited to such Participant shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels), the applicable Restriction Period shall expire and each such Award of Performance Stock Units shall be settled in accordance with Section 6.6(c) and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of each Award of Performance Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.

(c)                                  Settlement.  Unless otherwise provided in an Award Agreement, subject to the Participant’s continued employment or other service with the Company or a Subsidiary from the Grant Date through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Performance Stock Units shall be settled within 30 days after the expiration of the Restriction Period (or applicable portion thereof).

(d)                                 Stockholder Rights.  Nothing contained in the Plan shall be construed to give any Participant rights as a stockholder with respect to an Award of Performance Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights).

6.7.                            Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants any type of award (in addition to those Awards provided in Section 6.1, 6.2, 6.3, 6.4, 6.5 or 6.6 hereof) that is payable in, or valued in whole or in part by reference to, Shares, and that is deemed by the Committee to be consistent with the purposes of the Plan.  Such Awards may include deferred Shares or Share purchase Awards, as well as the outright grant of Shares that are not subject to any restrictions as to vesting or other forfeiture conditions, and shall be subject to such additional terms as the Committee determines in its sole discretion, consistent with provisions of the Plan.

(a)                                 Termination of Employment or Other Service.  Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of each Other

Stock-Based Award held by such Participant shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels) and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of each Other Stock-Based Award shall be forfeited with no further compensation due the Participant.

6.8.                            Cash-Based Awards.  The Committee is hereby authorized to grant Cash-Based Awards denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine.  Each such Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.  Cash-Based Awards may be based on the attainment of Performance Goals and designed to constitute Qualified Performance-Based Awards.  The maximum amount payable pursuant to Cash-Based Awards granted to a Participant during any one calendar year shall not exceed $10,000,000.

(a)                                 Termination of Employment or Other Service.  Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of each Cash-Based Award held by such Participant shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels) and become payable and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of each Cash-Based Award held by such Participant shall be forfeited with no further compensation due the Participant.

Section 7.                                           Code Section 162(m).

7.1.                            General Requirements.  If at any time the Company is subject to Code Section 162(m), the Committee may grant Awards that satisfy the following requirements for the exception to Code Section 162(m) for qualified performance-based compensation (“Qualified Performance-Based Awards”):

(a)                                 Eligibility.  Only Participants who are “Covered Employees” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which Covered Employees shall be Participants for a Performance Period within the earlier of the (i) first 90 days of the Performance Period and (ii) the lapse of 25% of the Performance Period.

(b)                                 Performance Goals.  The Committee shall establish in writing within the earlier of the (i) first 90 days of a Performance Period and (ii) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (x) Performance Goals for the Performance Period, and (y) in respect of such Performance Goals, a minimum acceptable level of achievement below which no Award shall be made, and an objective formula or other method for determining the Award to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

(c)                                  Certification.  Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 7.1(b).  The Committee shall then determine the actual number of Shares issuable under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate the amount of the Award, as permitted in the Award Agreement.  In no event shall the Committee have the authority to increase Award amounts to any Covered Employee.

(d)                                 Termination of Employment.  Notwithstanding anything herein to the contrary, the Committee shall not permit the payment or other settlement of a Qualified Performance-Based Award following a Participant’s termination of employment with the Company and its Subsidiaries for any reason other than the Participant’s death or Disability or following a Change in Control unless such Qualified Performance-Based Award would have been paid or settled based on the actual outcome of the applicable Performance Goals during the applicable Performance Period absent such termination of employment.  Notwithstanding anything herein to the contrary, unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, upon a Participant’s termination of employment with the Company and its Subsidiaries (i) at any time, due to the Participant’s death or Disability or (ii) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the Participant’s Qualified Performance-Based Awards shall be paid or settled in full based on the assumption that the applicable Performance Goals have been achieved at target or, if greater, actual levels.  Upon a Participant’s termination of employment with the Company and its Subsidiaries for Cause, 100% of a Participant’s Qualified Performance-Based Awards shall be forfeited with no compensation due therefor.

7.2.                            Notwithstanding anything in Section 5.1 to the contrary, the maximum number of Shares underlying Qualified Performance-Based Awards that may be granted to a Participant in any one Performance Period is 100,000 and the maximum number of shares that may be granted to a Participant pursuant to Options and SARs is 100,000, in each case, subject to adjustment as provided in Section 9.  The maximum amount payable to a Participant pursuant to Cash-Based Awards that are intended to constitute Qualified Performance-Based Awards during any one calendar year shall not exceed $10,000,000.  For purposes of the foregoing limitations, Converted Awards shall be treated as if they were granted in the year, and with respect to the performance period, in which the award granted under the Pre-Merger Plan from which they were converted was granted.

7.3.                            The Committee may, without the consent of a Participant, make any amendment, alteration or other modification to the Plan as would have a material adverse affect on the rights of such Participant if such modification is necessary to ensure a deduction under Code Section 162(m).

7.4.                            The Committee is authorized, in its sole discretion, to adjust or modify a Performance Goal for a Performance Period, including, without limitation, the applicable minimum, target and maximum levels of achievement, in connection with any one or more of the following events: (a) asset write-downs; (b) significant litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results; (d) any reorganization and restructuring programs or change in the corporate structure or capital structure of the Company; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year or period; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.  Except as otherwise provided above in this Section 7.4, the Committee may not (i) adjust or otherwise amend any Performance Goal if such adjustment or amendment would adversely affect the status of an Award as a Qualified Performance-Based Award; or (ii) change any material term of a Performance Goal without stockholder approval as required by Section 162(m) and the regulations thereunder.

7.5.                            Other than certain of the Converted Awards, no Awards granted on or after the Effective Date are intended to be Qualified Performance-Based Awards or shall be subject to this Section 7.

Section 8.                                           Change in Control.  Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, a Change in Control shall not, in and of itself, accelerate the vesting, settlement or exercisability of outstanding Awards.  Notwithstanding the foregoing and unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, if (i) the successor corporation (or its parent) does not agree to assume an outstanding Award or does not agree to substitute or replace such Award with an award involving the ordinary shares of such successor corporation (or its parent) on terms and conditions necessary to preserve the rights of the applicable Participant with respect to such Award, (ii) the securities of the Company or the successor corporation will not be publicly traded on a U.S. securities exchange or (iii) the Change in Control is not approved by a majority of the Incumbent Directors immediately prior to such Change in Control, the Committee, in its sole discretion, may take one or more of the following actions with respect to all, some or any such Awards: (a) accelerate the vesting, settlement and, if applicable, exercisability of such Awards such that the Awards are fully vested, settled and, if applicable, exercisable (effective immediately prior to such Change in Control); provided that Awards subject to performance-based vesting conditions shall be paid or settled in full based on the actual level of achievement of the applicable Performance Goals through the date of the Change in Control or, if doing so would result in the Participant’s receipt of a larger payment or settlement amount, using the applicable target (or, in the case of a Change in Control described in clause (ii), maximum) level of achievement through the date of such Change in Control rather than such actual level of achievement; (b) cancel outstanding Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Shares underlying the unexercised portion of the Option or SAR as of the date of the Change in Control over the exercise price or grant price, as the case may be, of such portion, provided that any Option or SAR with an exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of the Shares on the date of the Change in Control shall be cancelled with no payment due the Participant; or (c) take such other actions as the Committee deems appropriate to preserve the rights of Participants with respect to their Awards.  The judgment of the Committee with respect to any matter referred to in this Section shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.  Notwithstanding the foregoing, no Award that constitutes “non-qualified deferred compensation” (within the meaning of Section 409A of the Code) shall be payable upon the occurrence of a Change in Control unless such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5).  In addition to the actions described above, and without the consent of any Participant, effective upon the occurrence of a Change in Control, the Committee may, in its sole discretion, terminate all Awards granted under the Plan that are treated as “non-qualified deferred compensation” under Section 409A of the Code and settle such shares for a cash payment equal to the Fair Market Value of such Shares or any benchmark, if any, provided that (1) such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5) and (2) all other arrangements that would be aggregated with such Awards under Section 409A of the Code are terminated and liquidated within 30 days before or 12 months after such Change in Control.

Section 9.                                           Adjustments upon Changes in Capitalization.

9.1.                            In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall proportionately and equitably adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares issuable in respect of outstanding Awards, (iii) the aggregate number and kind of Shares available under the Plan, (iv) the limits described in Section 5 of the Plan and (v) the exercise price or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that each adjustment shall be made in a manner consistent with Section 7.

9.2.                            In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 9.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, all adjustments shall be made in a manner consistent with Section 7 and no adjustment shall be made in a manner that would adversely affect the status of an Award as a Qualified Performance-Based Award.

Section 10.                                    Termination and Amendment.

10.1.                     Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of Shares subject to the Plan, (ii) such action results in the repricing, replacement or cash buyout/repurchase of any Option, SAR or other Award, or (iii) such stockholder approval is required by any applicable law or regulation or the rules of any stock exchange on which the Shares may then be listed, and the Board may otherwise, in its discretion, determine to submit such other changes to the Plan to the Company’s stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award, except insofar as any such action is necessary to ensure the Plan’s compliance with applicable law or regulation or the listing requirements of an applicable securities exchange, including, without limitation, Code Sections 162(m) or 409A.

10.2.                     The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award, except insofar as any such action is necessary to ensure the Plan’s compliance with applicable law or regulation or the listing requirements of an applicable securities exchange, including, without limitation, Code Sections 162(m) or 409A.

Section 11.                                    No Right to Award, Employment or Service.  No Employee, Consultant or Non-Employee Director shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants.  Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary.  For purposes of this Plan, a transfer of employment or service between the Company and its Subsidiaries shall not be deemed a termination of employment or service; provided, however, that individuals employed by, or otherwise providing services to, an entity that ceases to be a Subsidiary shall be deemed to have incurred a termination of employment or service, as the case may be, as of the date such entity ceases to be a Subsidiary unless such individual becomes an employee of, or service provider to, the Company or another Subsidiary as of the date of such cessation.

Section 12.                                    Taxes.  Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder.  The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Shares or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include the ability to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations and to require the Participant to enter into elections in respect of taxes.  Withholding of taxes in the form of Shares with respect to an Award shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.  Participants who are subject to the reporting requirements of Section 16 of the Exchange Act shall have the right to pay all or a portion of any withholding or other taxes due in connection with an Award by directing the Company to withhold Shares that would otherwise be received in connection with such Award up to the minimum required withholding amount.

Section 13.                                    Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, except as provided in Section 6.1(f)(v), the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.  The Committee may attach to such transferability feature such terms and conditions as it deems advisable.  In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a natural person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant.  A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 14.                                    Securities Law Requirements.

14.1.                     No Shares may be issued hereunder if the Company shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities exchange, or adversely affect the registration or qualification of the Company’s Shares under any state or federal law or regulation, or (ii) require the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such Shares shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended.

14.2.                     The Committee may require, as a condition to the issuance of Shares hereunder, representations, warranties and agreements to the effect that such Shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such Shares and that the Participant will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act and the rules and regulations thereunder.

Section 15.                                    Code Section 409A.  The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and all provisions of the Plan, including, without limitation, Sections 6, 8 and 9, and any Award Agreement shall be applied and interpreted in a manner consistent therewith.  Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Code Section 409A.  In the event that a Participant is a “specified employee” within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Code Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence.  In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum payment, without interest, on the earlier of (i) the first business day of the seventh month following such Participant’s separation from service or (ii) the tenth business day following such Participant’s death.  Notwithstanding the foregoing, none of the Company, its Affiliates or their respective directors, officers, employees or advisors will be held liable for any taxes, interest or other amounts owed by any Participant as a result of the application of Code Section 409A.

Section 16.                                    Recoupment.  Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company “clawback” or recoupment policy.

Section 17.                                    Foreign Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 18.                                    Termination.  Unless earlier terminated, the Plan shall terminate on April 7, 2025, and no Awards under the Plan shall thereafter be granted; provided that no such termination shall impact Awards that were granted prior to such termination.

Section 19.                                    Fractional Shares.  The Company will not be required to issue any fractional Shares pursuant to the Plan.  The Committee may provide for the elimination of fractions and settlement of such fractional Shares in cash.

Section 20.                                    Non-Exclusivity of Plan.  Nothing in the Plan shall be construed in any way as limiting the authority of the Committee, the Board, the Company or any Subsidiary or Affiliate to establish any other cash or equity annual or incentive compensation plan or as limiting the authority of any of the foregoing to issue Shares or pay cash bonuses or other supplemental or additional cash or equity incentive compensation to any service provider to the Company, its Subsidiaries or Affiliates, whether or not such person is a Participant in this Plan and regardless of how the number of Shares or the amount of such bonuses or other cash or equity compensation is determined.

Section 21.                                    Discretion.  In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any Employee, Consultant or Non-Employee Director, the Company, any Subsidiary, any Affiliate of the Company, any stockholder or any other Person.

Section 22.                                    Governing Law.  To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

Section 23.                                    Effective Date.  The Plan shall become effective upon the Effective Date.

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